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                                                                     Exhibit 4.5




                             COR THERAPEUTICS, INC.,

                        MILLENNIUM PHARMACEUTICALS, INC.

                                       and

                                U.S. BANK, N.A.,
                                   as Trustee

                                ----------------

                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 12, 2002

                                ----------------

                                  $300,000,000

             5.00% CONVERTIBLE SUBORDINATED NOTES DUE MARCH 1, 2007



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         FIRST SUPPLEMENTAL INDENTURE, dated as of February 12, 2002, between
COR Therapeutics, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), Millennium Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called "Parent"), and U.S. Bank, N.A. (formerly known as Firstar Bank, N.A.), a national banking association, as Trustee (herein called the "Trustee").

         WHEREAS, pursuant to the Indenture dated as of February 24, 2000 (the "Indenture"), between the Company and the Trustee, the Company issued $300,000,000 aggregate principal amount of 5.00% Convertible Subordinated Notes due March 1, 2007 (the "Securities");

         WHEREAS, pursuant to the Agreement and Plan of Merger dated as of December 5, 2001 (the "Merger Agreement") among Parent, PGM Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and the Company, Sub has agreed to merge with and into the Company (the "Merger"), with the Company being the surviving corporation in the Merger, following which the Company will be a wholly owned subsidiary of Parent;

         WHEREAS, pursuant to the Merger Agreement, as of the effective time of the Merger (the "Effective Time"), each outstanding share of common stock of the Company ("Company Common Stock"), other than shares held by the Company, Parent or Sub, shall be converted into the right to receive 0.9873 validly issued, fully paid and nonassessable shares of common stock of Parent ("Parent Common Stock");

         WHEREAS, pursuant to Section 11.11 of the Indenture, as a result of the Merger, the Company is required to execute and deliver to the Trustee a supplemental indenture providing (i) that the Securities shall be convertible into shares of Parent Common Stock and (ii) for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article 11 of the Indenture;

         WHEREAS, pursuant to the Merger Agreement, Parent agreed to fully and unconditionally guarantee the obligations of the Company under the Indenture and the Securities on the terms and conditions set forth herein;

         WHEREAS, Section 8.1 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Holder of Securities to, among other things, (i) comply with Section 11.11 of the Indenture and (ii) make any other provisions with respect to matters or questions arising under the Indenture as the Company and the Trustee may deem necessary or desirable, provided such action shall not, in the judgment of the Company, adversely affect the interests of any Holder of Securities in any material respect; and

         WHEREAS, the Company and Parent have complied with all conditions precedent provided for in the Indenture relating to this First Supplemental Indenture.


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         NOW, THEREFORE, in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

                                  ARTICLE ONE

                                   DEFINITIONS

SECTION 1.1. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

SECTION 1.2. Section 1.1 of the Indenture is hereby amended to add the following definitions:

         "Designated Parent Senior Debt" means any particular Parent Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which Parent is a party) expressly provides that such indebtedness shall be "Designated Parent Senior Debt" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Parent Senior Debt to exercise the rights of Parent Designated Senior
Debt).

         "Effective Time" means the time at which the merger of PGM Corporation, a Delaware corporation and wholly owned subsidiary of Parent, with and into the Company, with the Company as the surviving corporation, becomes effective.

         "Parent" means Millennium Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware.

         "Parent Senior Debt" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this First Supplemental Indenture or thereafter created, incurred or assumed:
(a) all indebtedness of Parent evidenced by credit or loan agreements, notes, bonds, debentures, or other similar instruments, (b) all obligations of Parent for money borrowed, (c) all obligations of Parent (1) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and (2) as lessee under other leases for facilities, equipment, or other assets, whether or not capitalized, entered into for financing purposes (including any so-called "synthetic leases"), (d) all obligations of Parent under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts, or similar agreements or arrangements including, without limitation, agreements and arrangements intended to protect Parent against fluctuations in interest or currency exchange rates or commodity prices, (e) all obligations of Parent with respect to letters of credit, bank guarantees, bankers' acceptances and similar facilities issued for the account of Parent and all reimbursement obligations of Parent with respect to the foregoing, (f) all obligations of Parent issued or assumed as the deferred purchase price of any business, property, assets (including intangibles) or services (but excluding trade accounts payable and accrued liabilities that constitute liabilities arising in the ordinary course of


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business), (g) all obligations of Parent of the type referred to in clauses (a)
through (f) above of another Person and all dividends of another Person, the payment of which, in either case, Parent has assumed or guaranteed, or for which Parent is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which is secured by a lien on property of Parent, and (h) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (a) through (g) of this paragraph; provided, however, that Parent Senior Debt shall not include the Securities or any such indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which or pursuant to which it is issued) expressly provides that such indebtedness or obligation is not superior in right of payment to Parent's obligations pursuant to Section 3.1 of this First Supplemental Indenture; provided, further, that Parent Senior Debt shall not include any indebtedness or obligation owed by Parent to any direct or indirect subsidiary.

                                  ARTICLE TWO

                   CONVERSION RIGHTS OF HOLDERS OF SECURITIES
                          IN CONNECTION WITH THE MERGER

SECTION 2.1. Conversion Rights. The Company and Parent hereby agree in accordance with Section 11.11 of the Indenture that the holder of each Security outstanding at the Effective Time shall have the right to convert such Security into the number of shares of Parent Common Stock equal to 0.9873 multiplied by the number of shares of Company Common Stock deliverable upon conversion of such Security immediately prior to the Merger. Parent hereby agrees in accordance with Section 11.11 of the Indenture to make any subsequent adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article 11 of the Indenture.

                                 ARTICLE THREE

                                    GUARANTEE

SECTION 3.1. Guarantee. Parent hereby fully and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder of Securities and to the Trustee and its successors and assigns (a) the full and punctual payment of the principal of (and premium, if any) and interest on, and any payment of the Repurchase Price with respect to, the Securities, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Parent further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article III notwithstanding any extension or renewal of any Obligation.

         Parent waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Parent waives notice of any default under the Securities or the Obligations. The obligations of Parent under this Section


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3.1 shall not be affected by (a) the failure of any Holder of Securities or the
Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder of Securities or the Trustee for the obligations or any of them; (e) the failure of any Holder of Securities or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company.

         Parent further agrees that its guarantee under this Section 3.1 constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder of Securities or the Trustee to any security held for payment of the Obligations.

         The guarantee of Parent under this Section 3.1 shall, to the extent and in the manner set forth in Article IV of this First Supplemental Indenture, be subordinated and subject in right of payment to the prior payment in full of all Parent Senior Debt and is made subject to the provisions of Article IV of this First Supplemental Indenture.

         Except as set forth in Section 3.2 of this First Supplemental Indenture, the obligations of Parent under this Section 3.1 shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Parent under this Section 3.1 shall not be discharged or impaired or otherwise affected by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Parent or would otherwise operate as a discharge of Parent as a matter of law or equity.

         Parent agrees that its guarantee under this Section 3.1 shall remain in full force and effect until payment in full of all the Obligations. Parent further agrees that its guarantee under this Section 3.1 shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder of Securities or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder of Securities or the Trustee may have at law or in equity against Parent by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, Parent hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders of Securities or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders of Securities and the Trustee.


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         Parent agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Securities in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Parent further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 5.2 of the Indenture for the purposes of the guarantee under this Section 3.1, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 5.2 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by Parent for the purposes of this Section 3.1.

SECTION 3.2. Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed under Section 3.1 of this First Supplemental Indenture by Parent shall not exceed the maximum amount that can be hereby guaranteed without constituting a fraudulent conveyance or fraudulent transfer under applicable insolvency laws or similar laws affecting the rights of creditors generally.

SECTION 3.3. Successors and Assigns. This Article III shall be binding on Parent and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Securities and, in the event of any transfer or assignment of rights by any Holder of Securities or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

SECTION 3.4. Termination of Guarantee. Articles III and IV of this First Supplemental Indenture, and all of Parent's rights and obligations set forth herein and therein, shall terminate and no longer be effective upon the consummation of a merger between the Company and Parent, in which merger Parent is the surviving corporation and, in connection therewith, assumes all of the rights and obligations of the Company under the Indenture.

                                  ARTICLE FOUR

                         SUBORDINATION OF THE GUARANTEE

SECTION 4.1. Guarantee Subordinate to Parent Senior Debt. Parent covenants and agrees, and each Holder of a Security, by his acceptance of Parent's obligations under Section 3.1 of this First Supplemental Indenture, likewise covenants and agrees, that such obligations of Parent with respect to Parent's guarantee of the full and punctual payment of the principal of (and premium, if any) and interest on, and any payment of the Repurchase Price with respect to, the Securities, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee), are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Parent Senior Debt.

SECTION 4.2. No Payments in Certain Circumstances; Payment Over of Proceeds Upon Dissolution, Etc. Parent shall not make any payment pursuant to its obligations under Section


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3.1 of this First Supplemental Indenture if, at the time of such payment or immediately after giving effect thereto: (i) a default in the payment of principal, premium, if any, or interest or other amounts due on any Parent Senior Debt, including any default under any redemption or repurchase obligation, occurs and is continuing (or, in the case of Parent Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Parent Senior Debt), unless and until such default shall have been cured or waived or shall have ceased to exist; or (ii) a default, other than a payment default, on Designated Parent Senior Debt occurs and is continuing that then permits holders of such Designated Parent Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Parent Payment Blockage Notice") from a Person who may give it pursuant to Sections 4.5 and 4.6 hereof. Notwithstanding the foregoing, Parent may make, and the Trustee may receive and shall apply, any payment in respect of Parent's obligations under Section 3.1 of this First Supplemental Indenture if such payment was made prior to the occurrence of any of the contingencies specified in clauses (i) and (ii) above.

         If the Trustee receives any Parent Payment Blockage Notice pursuant to clause (ii) above, no subsequent Parent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 365 days shall have elapsed since the effectiveness of the immediately prior Parent Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Parent Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Parent Payment Blockage Notice.

         Parent may and shall resume payments on and distributions in respect of the Securities pursuant to its obligations under Section 3.1 of this First Supplemental Indenture upon the earlier of: (i) the date upon which the default is cured or waived, or (ii) in the case of a default referred to in clause (ii) of the second preceding paragraph, 179 days pass after notice is received if the maturity of such Designated Parent Senior Debt has not been accelerated, unless this Article otherwise prohibits the payment or distribution at the time of such payment or distribution.

         Upon any payment or distribution of assets of Parent of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding up or total or partial liquidation or reorganization of Parent, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, sinking fund and interest or other amounts due or to become due upon all Parent Senior Debt shall first be paid in full, or payment thereof provided for in money or money's worth in accordance with its terms, before any payment is made on account of Parent's obligations under Section 3.1 of this First Supplemental Indenture, and upon any such dissolution or winding up or liquidation or reorganization any payment or distribution of assets of Parent of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or any coupons appertaining thereto or the Trustee under the Indenture would be entitled, except for the provisions hereof, shall be paid by Parent or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or any coupons appertaining thereto or by the Trustee under the Indenture if received by them or it, as the case may be, directly to the holders of Parent Senior Debt (pro rata to each such holder on the basis of the respective amounts of Parent Senior Debt held by such holder) or


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their representatives, to the extent necessary to pay all Parent Senior Debt in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Parent Senior Debt, before any payment or distribution is made to the Holders of the Securities or any coupons appertaining thereto or to the Trustee pursuant to Section 3.1 of this First Supplemental Indenture.

         In the event there is an acceleration of the Securities because of an Event of Default and a demand for payment is made on Parent pursuant to Section
3.1 of this First Supplemental Indenture, no payment or distribution by Parent pursuant to any of its obligations under Section 3.1 of this First Supplemental Indenture shall be made to the Trustee or any Holder of Securities on account of the principal of, premium, if any, or interest on, or repurchase of, the indebtedness evidenced by the Securities or any coupon appertaining thereto, until all principal of, premium, if any, sinking fund and interest or other amounts due or to become due upon all Parent Senior Debt shall first be paid in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Parent Senior Debt. If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on Parent pursuant to Article III of this First Supplemental Indenture, Parent shall promptly notify holders of Parent Senior Debt of the acceleration.

         In the event that, contrary to the foregoing, any payment or distribution of assets of Parent of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of Securities before all Parent Senior Debt is paid in full or provision made for such payment, in accordance with its terms, such payment or distribution shall be paid over or delivered to, the holders of such Parent Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Parent Senior Debt have been issued, as their respective interests may appear, for application to the payment of all Parent Senior Debt remaining unpaid to the extent necessary to pay all such Parent Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Parent Senior Debt.

         Subject to the payment in full of all Parent Senior Debt, the Holders of the Securities and any coupons shall be subrogated to the rights of the holders of Parent Senior Debt to receive payments or distributions of assets of Parent made on the Parent Senior Debt until the principal of, premium, if any, and interest on, or amounts payable upon repurchase of, the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Parent Senior Debt of any cash, property or securities to which the Holders of Securities and any coupons appertaining thereto or the Trustee would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Parent Senior Debt by the Holders of Securities or any coupon or the Trustee, shall, as between Parent, its creditors other than the holders of Parent Senior Debt, and the Holders of Securities and coupons, be deemed to be a payment by Parent to the holders of or on account of Parent Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of Securities and coupons, on the one hand, and the holders of Parent Senior Debt, on the other hand.


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SECTION 4.3. Trustee to Effectuate Subordination. Each Holder of Securities, by
his acceptance of Parent's obligations under Section 3.1 of this First Supplemental Indenture, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 4.4. No Waiver of Subordination Provisions. No right of any present or future holder of any Parent Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Parent or by any act or failure to act, in good faith, by any such holder of any Parent Senior Debt, or by any non-compliance by Parent or the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Parent Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of Securities, without incurring responsibility to the Holders of Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of Securities to the holders of Parent Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Parent Senior Debt, or otherwise amend or supplement in any manner Parent Senior Debt or any instrument evidencing the same or any agreement under which Parent Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Parent Senior Debt; (iii) release any Person liable in any manner for the collection of Parent Senior Debt; and (iv) exercise or refrain from exercising any rights against Parent and any other Person.

SECTION 4.5. Notice to Trustee. During any period with respect to which a demand for payment by Parent pursuant to Section 3.1 of this First Supplemental Indenture remains outstanding, Parent shall give prompt written notice to the Trustee of any fact known to Parent which would prohibit the making of any payment to or by the Trustee in respect of Parent's obligations under Section
3.1 of this First Supplemental Indenture pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of Parent's obligations under Section 3.1 of this First Supplemental Indenture, unless and until the Trustee shall have received written notice thereof from Parent or a holder of Parent Senior Debt or from any trustee, agent or representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 4.5 prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.


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         Subject to the provisions of Section 6.1 of the Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Parent Senior Debt (or a trustee, agent or representative therefor) to establish that such notice has been given by a holder of Parent Senior Debt (or a trustee, agent or representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Parent Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Parent Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 4.6. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of Parent referred to in this Article, the Trustee, subject to the provisions of Section 6.1 of the Indenture, and the Holders of Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Parent Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 4.7. Trustee Not Fiduciary for Holders of Parent Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Parent Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to Parent or to any other Person cash, property or securities to which any holders of Parent Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Parent Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to holders of Parent Senior Debt shall be read into this First Supplemental Indenture against the Trustee.

SECTION 4.8. Reliance by Holders of Parent Senior Debt on Subordination Provisions. Each Holder, by accepting Parent's obligations under Section 3.1 of this First Supplemental Indenture, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Parent Senior Debt, whether such Parent Senior Debt was created or acquired before or after the Effective Time, to acquire and continue to hold, or to continue to hold, such Parent Senior Debt and such holder of Parent Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Parent Senior Debt.

SECTION 4.9. Rights of Trustee as Holder of Parent Senior Debt; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this


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Article with respect to any Parent Senior Debt which may at any time be held by it, to the same extent as any other holder of Parent Senior Debt, and nothing in this First Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7 of the Indenture.

SECTION 4.10. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 4.9 shall not apply to Parent or any Affiliate of Parent if it or such Affiliate acts as Paying Agent.

SECTION 4.11. Certain Conversions and Repurchases Deemed Payment. For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article Eleven of the Indenture shall not be deemed to constitute a payment or distribution on account of Parent's obligations under Section 3.1 of this First Supplemental Indenture, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of Parent's obligations under Section 3.1 of this First Supplemental Indenture. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of Parent and any cash, property or securities into which the Securities are convertible pursuant to Article II of this First Supplemental Indenture and Article Eleven of the Indenture and (b) securities of the Company which are subordinated in right of payment to all Parent Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, Parent's obligations pursuant to Section 3.1 of this First Supplemental Indenture are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this First Supplemental Indenture, in the Indenture or in the Securities is intended to or shall impair, as among Parent, its creditors other than holders of Parent Senior Debt and the Holders of Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article II of this First Supplemental Indenture and Article Eleven of the Indenture.

                                  ARTICLE FIVE

                            MISCELLANEOUS AMENDMENTS

SECTION 5.1. Section 8.1 of the Indenture is hereby amended so that the beginning of the first paragraph thereof reads "Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, Parent and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the foregoing purposes:".

SECTION 5.2. Section 8.2 of the Indenture is hereby amended by inserting a reference to "Parent" after the first reference to "the Company, when authorized by a Board Resolution,".

SECTION 5.3. Section 8.6 of the Indenture is hereby amended by inserting a reference to ", Parent" after the first reference to "the Company".

SECTION 5.4. All references to "the Company" in Section 9.7 of the Indenture are hereby deleted and replaced with references to "Parent".

                                  ARTICLE SIX

                   ACCEPTANCE OF FIRST SUPPLEMENTAL INDENTURE

SECTION 6.1. Trustee's Acceptance. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                 ARTICLE SEVEN

                            MISCELLANEOUS PROVISIONS

SECTION 7.1. Effectiveness of First Supplemental Indenture. This First Supplemental Indenture shall be effective as of the Effective Time.

SECTION 7.2. Effect of First Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by the Company, Parent and the Trustee, the Indenture shall be supplemented and amended in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

SECTION 7.3. Indenture Remains in Full Force and Effect. Except as supplemented or amended hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 7.4. Incorporation of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 7.5. Address of Parent for Notices. Any notice or demand which by any provisions of the Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities on Parent shall be sufficient for every purpose hereunder if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier addressed to Parent at 75 Sidney Street, Cambridge, Massachusetts 02139, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by Parent, and shall be deemed given when received.

SECTION 7.6. Headings. The headings of the Articles and Sections of this First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

SECTION 7.7. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7.8. Conflict with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 7.9. Successors. All covenants and agreements in this First Supplemental Indenture by the Company and Parent shall be binding upon and accrue to the benefit of their respective successors. All covenants and agreements in this First Supplemental Indenture by the Trustee shall be binding upon and accrue to the benefit of its successors.

SECTION 7.10. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7.11. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under this First Supplemental Indenture, the Indenture or the Securities.

SECTION 7.12. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and Parent, and not by the Trustee and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 7.13. Certain Duties and Responsibilities of the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided, and the Trustee shall not be under any responsibility to determine the correctness of any provisions contained in this First Supplemental Indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities or to any adjustment to be made with respect thereto.

SECTION 7.14. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                   COR THERAPEUTICS, INC.
                                   By:  /S/ JOHN B. DOUGLAS III
                                        ------------------------------------
                                   Name:  John B. Douglas III
                                   Title:  President


                                   MILLENNIUM PHARMACEUTICALS, INC.
                                   By:  /S/ KEVIN P. STARR
                                        ------------------------------------
                                   Name:  Kevin P. Starr
                                   Title:  Chief Operating Officer and
                                              Chief Financial Officer


                                   U.S. BANK, N.A., Trustee
                                   By:  /S/ FRANK P. LESLIE, III
                                        --------------------------------------
                                   Name:  Frank P. Leslie, III
                                   Title:  Vice President